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                                                                    EXHIBIT 23.1











INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-80595 of R.J. Reynolds Tobacco Holdings, Inc. on Form S-8 of our reports dated June 19, 2000, appearing in this Annual Report on Form 11-K, of the R. J. Reynolds Capital Investment Plan and the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco Company in Puerto Rico for the year ended December 30, 1999.

/s/ Deloitte & Touche LLP

Winston-Salem, North Carolina
June 28, 2000